SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

February 14, 2014

Date of Report (Date of Earliest Event Reported)

Original Source Entertainment, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-54716	27-0863354
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8201 South Santa Fe Drive #229, Littleton, CO	80120
(Address of principal executive offices)	(Zip Code)

(303) 495-3728

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

2) New Independent Accountants:

a.

On February 14, 2014, the registrant engaged Cutler & Co., LLC as its new registered independent public accountant.  During the year ended December 31, 2012 and 2011 and prior to February 14, 2014 (the date of the new engagement), we did not consult with Cutler regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the registrant’s financial statements by Cutler, in either case where written or oral advice provided by Cutler would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Original Source Entertainment, Inc.

By:      /s/ Lecia L. Walker

Lecia L. Walker

Chief Executive Officer

Chief Financial Officer

Dated:  February 18, 2014